V-ONE CORPORATION
                                                         20250 CENTURY BOULEVARD
                                                         SUITE 300
                                                         GERMANTOWN, MD 20874
                                                         (NASDAQ: VONE)




AT THE COMPANY                AT FINANCIAL RELATIONS BOARD
--------------                ----------------------------
Charles Griffis               Paul Henning -- General Info (212) 661-8030
SVP, CFO and Treasurer        Carolynne O'Grady -- Analyst (212) 661-8030
(301) 515-5243                Martin Gitlin -- Media (212) 661-8030

AT MILLER SHANDWICK
-------------------
Mary Carlisle
(415) 962-9550

FOR IMMEDIATE RELEASE
----------------------
December 2, 1997

                     V-ONE CORPORATION NAMES DAVID D. DAWSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                ASCEND COMMUNICATIONS EXECUTIVE WITH 25 YEARS OF
                   DATA COMMUNICATIONS AND NETWORK EXPERIENCE

GERMANTOWN, MD, DECEMBER 2, 1997 -- V-ONE Corporation (Nasdaq: VONE), a provider of complete security solutions for use over public and private networks, today announced the appointment of David D. Dawson as President and Chief Executive Officer of the Company. The position was previously held by James F. Chen, founder of V-ONE, who will continue in his role as Chairman, concentrating on research and development projects to enhance and expand the Company's strong portfolio of premier security products.

Mr. Dawson, 50, has over twenty-five years experience in the data communications and networking field, with most recent concentration and emphasis on the broadening market of network security. In 1994 he was named Chief Operating Officer at Morning Star Technologies, a privately-held firewall and communications company. In this role, he streamlined the product offerings, reorganized the sales and marketing organization, and established the focus of the Company on responsiveness to the business needs of its customers. He was promoted to Chief Executive Officer in 1996. During his two years at Morning Star, annual revenues rose from $1.2 million to over $8 million.

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In March 1996, he negotiated the  successful  merger of Morning Star with Ascend
Communications Inc. (Nasdaq: ASND), a provider of a wide area network solutions for telecommunications carriers, Internet service providers and corporate customers worldwide. Since that time, he has been General Manager for the
Network  Security  Division  of  Ascend,   responsible  for  strategy,   product
development, marketing and business relationships.

James F. Chen, Founder and Chairman of the Board V-ONE stated, "Dave Dawson fit perfectly the criteria we set in our search for the individual to lead V-ONE as the market for network security solutions grows and evolves, demonstrating throughout his career the ability to understand the appropriate requirements for transforming technology to strong product sets for real business solutions.

Dave has my total support and confidence to lead the next phase of our growth, putting in place the strategy and operational tactics to position V-ONE and its SmartGate(TM) technology as the solution of choice for secure mission critical network business applications."

Dave Dawson commented, "The opportunity to lead the Company with the most advanced and complete suite of network security products was one I could not pass up. Only V-ONE provides the total security solutions that large multi-national business enterprises require."

Prior  to his  tenure  at  Morning  Star,  Mr.  Dawson  was  Vice  President  of
Development for Net Express Systems from 1992-1994, and Vice President of Engineering for Emtek Healthcare Systems from 1990-1992.

Previously, Mr. Dawson spent ten years at IBM Corporation (NYSE: IBM), where he had profit and loss responsibility for several key IBM products, and contributed to the architecture and development for the AIX operating system.

Mr. Dawson served in the U.S. Army, achieving the rank of Major. He is a graduate of the United States Military Academy at West Point, with a Bachelor of Science in Electrical Engineering. He holds Masters degrees in operations research from the Air Force Institute of Technology in Dayton, Ohio, and in computer science from Fairleigh Dickinson University, Teaneck, New Jersey.

Providing top-rated security products since 1993, V-ONE Corporation develops and licenses SmartGate, a patented, award-winning client/server product that is the foundation of V-ONE's products. Major financial institutions, government agencies, and large health care organizations use SmartGate for its integrated authentication, encryption and access control options. SmartGate tightly manages controlled users accessing sensitive data without changing an organization's existing firewalls, applications, legacy systems, or network architecture. SmartGate also allows varying degrees of trust to be established in a network, ensuring that different levels of access are permitted for different groups of


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users. In May, SmartGate won a Best of Show award at  Networld+Interop 97 in Las
Vegas for network server software. V-ONE is headquartered in Germantown, MD. Product and security information, white papers and the company's latest news
releases   may   be   accessed   via   V-ONE's    World   Wide   Web   site   at
http://www.v-one.com.

To receive V-ONE's latest news and other corporate developments via fax at no cost, please call 1-800-PRO-INFO. Use company code VONE. Or visit The Financial Relations Board's web site at http://www.frbinc.com.

THIS RELEASE, OTHER THAN HISTORICAL FINANCIAL INFORMATION, MAY CONSIST OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THESE STATEMENTS MAY DIFFER IN A MATERIAL WAY FROM ACTUAL FUTURE EVENTS. FOR INSTANCE, FACTORS WHICH COULD CAUSE RESULTS TO DIFFER FROM FUTURE EVENTS INCLUDE RAPID RATES OF TECHNOLOGICAL CHANGE AND INTENSE COMPETITION, AMONG OTHERS. READERS ARE ALSO REFERRED TO THE DOCUMENTS FILED BY V-ONE CORPORATION WITH THE SEC, SPECIFICALLY THE COMPANY'S REGISTRATION STATEMENT AS FILED ON FORM S-1 AND THE LAST REPORT ON FORM 10-K WHICH IDENTIFY IMPORTANT RISK FACTORS FOR THE COMPANY.